Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in the Registration Statement on Form N-1A for the Neuberger Berman High Income Bond Fund of our report dated February 25, 2002, relating to the financial statements and financial highlights of Lipper High Income Bond Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
August 7, 2002